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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated June 25, 2004 relating to the financial statements of Jeux Hexacto Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Chartered Accountants

Montreal, Quebec, Canada August 19, 2004

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  Exhibit 23.2